SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) May 9, 1997 (April 25, 1997)


                             GAYLORD COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                      1-13518                    31-1421571
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
incorporation or organization)                               Identification No.)

                  4006 Venture Court, Columbus, Ohio     43228
             (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (614) 771-2777



                                       n/a
          (Former name or former address, if changed since last report)





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Item 2.  Acquisition or Disposition of Assets.

        On April 24, 1997, Gaylord Companies, Inc. (the "Company") entered into a loan and security agreement (the "Agreement") with Greenfield Commercial Credit, L.L.C. (the "Lender"). Pursuant to the Agreement, the Lender established a revolving credit loan facility for the Company in an amount of up to $1,000,000 (the "Revolving Credit Loan") and advanced $350,000 at closing as a term loan (the "Term Loan"). The Term Loan and Revolving Credit Loan are referred to as the "Loans."

        The Revolving Credit Loan bears interest at the prime rate plus eight percent per annum. The Term Loan bears interest at the prime rate plus five and eighty-five hundredths percent per annum. The Revolving Credit Loan is payable upon demand, but if demand is not made, then not later than July 22, 1997, subject to the Company's right to extend the maturity date until October 20, 1997 upon the payment of an extension fee of $5,000. The Term Loan is payable upon demand, but if demand is not made, then not later than October 20, 1997. The Loans are secured by a lien on substantially all of the Company's assets. The Loans have been guaranteed by John Gaylord, the Chairman of the Board and Chief Executive Officer of the Company and the guarantee is secured by a third mortgage on the principal residence of Mr. Gaylord and Jennifer Lynn Gaylord, his wife. The proceeds of the Loans were utilized primarily to repay amounts owed to Bank One Columbus, N.A. and for working capital purposes.

        As a condition of making the Loans, the Company, George Gaylord, John Gaylord, Judy Gaylord, Janet Gaylord Goodburn, Susan Gaylord Noble, John D. Critser and Jennifer Lynn Gaylord (the "Stockholders") entered into a Turnaround Agreement and Irrevocable Proxy ("Turnaround Agreement") with the Lender which provides that in the event of a default of the Loans, then the Company will engage the services of Richard G. Gorges & Associates (the "Consultant") of
Troy, Michigan and implement the plan recommended by the Consultant. In addition, the Stockholders have granted the Lender an irrevocable proxy which is exercisable upon a default of the Loans. The irrevocable proxy relates to approximately 51% of the shares of the Company's Common Stock presently outstanding.

        The following table sets forth information as to the Common Stock ownership of each of the Stockholders who have executed the Turnaround Agreement.

                               Number of Shares of
       Name of Stockholder                 Common Stock        Percentage
George Gaylord........................        678,580            17.9%
John Gaylord..........................        424,691            11.2%
Jennifer Lynn Gaylord.................        71,345              1.9%
Judy Gaylord..........................        198,344             5.2%
Janet Gaylord Goodburn................        198,344             5.2%
Susan Gaylord Noble...................        198,344             5.2%
John D. Critser.......................        160,877             4.3%
Total.................................      1,930,525            51.0%






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Item 7.  Financial Statements, Pro forma Financial Information and Exhibits.


Exhibit Index:

Number         Description of Exhibit

10.1    Agreements between the Company and Greenfield Commercial Credit, L.L.C.




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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 1997



                                                   GAYLORD COMPANIES, INC.
                                                            (Registrant)



                                                   By: /s/ John D. Critser
                                                      --------------------
                                                         John D. Critser
                                                         President